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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

    Date of report (Date of earliest event reported) December 19, 2000

GST TELECOMMUNICATIONS, INC.
GST USA, INC.
GST NETWORK FUNDING, INC.

(Exact name of Registrants as specified in their charters)

Canada Delaware Delaware (State or other jurisdiction of incorporation or organization)	4813 (Primary Standard Industrial Classification Code Number)	Not Applicable 83-0310464 13-4001870 (I.R.S. Employer Identification No.)

4001 Main Street, Vancouver, Washington 98663

(Address of principal executive offices) (Zip Code)

Registrants' telephone number, including area code (360) 356-7100

Item 2.  Acquisition or Disposition of Assets.

    On December 19, 2000, GST Telecommunications, Inc. and its subsidiaries and Time Warner Telecom Inc. agreed to extend the date by which either party could terminate their September  11, 2000 Asset Purchase Agreement under Section 8.2(b) of that agreement from December 20, 2000 to Noon Eastern Time on January 12, 2001. This date was previously extended from December 1, 2000 to December 20, 2000 through a Motion approved by the U.S. District Court for the District of Delaware on December 6, 2000.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GST TELECOMMUNICATIONS, INC. GST USA, INC., and GST NETWORK FUNDING, INC.

Date: December 22, 2000	By:	/s/ MICHAEL R. VESTAL Michael R. Vestal Controller and Treasurer

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SIGNATURES